UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 18, 2026

Mercury Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-41194	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Minuteman Road,	Andover,	Massachusetts	01810
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (978) 256-1300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MRCY	Nasdaq Global Select Market

Item 8.01. Other Events.

On September 9, 2026 and September 15, 2026, the Essex County Superior Court for the Commonwealth of Massachusetts (the “Court”) entered orders granting preliminary approval of the proposed settlement of the stockholder derivative actions captioned Jones v. Aslett, et al., Civil Action No. 2577CV00600 (Sup. Ct. Mass.) and McKinnon vs. Aslett, et al., Civil Action No. 2577CV01299-A (Sup. Ct. Mass.) (collectively, the “Settled Matters”). The parties to the Settled Matters agreed to a settlement to resolve these matters on July 9, 2026 and plaintiffs filed a motion for preliminary approval of the proposed settlement on July 14, 2026, including a Stipulation and Agreement of Settlement.

Pursuant to the Court’s orders granting preliminary approval of the settlement, a copy of the Stipulation and Agreement of Settlement and a Notice of Proposed Derivative Settlement is attached hereto as Exhibits 99.1 and 99.2.

The proposed settlement was previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended July 3, 2026 in the notes to the financial statements under Note K. “Commitments and Contingencies” under the heading “Legal Claims”.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Stipulation and Agreement of Settlement
99.2	Notice of Proposed Derivative Settlement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 18, 2026	MERCURY SYSTEMS, INC.

By: /s/ Stuart H. Kupinsky Stuart H. Kupinsky Executive Vice President, Chief Legal Officer, and Corporate Secretary